Exhibit 10.1

CTI BIOPHARMA CORP.
2017 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT, including any country-specific appendices attached hereto, (collectively the “Option Agreement”) is dated as of __________ (the “Grant Date”) by and between CTI BioPharma Corp., a Delaware corporation (the “Corporation”), and ____________________ (the “Participant”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Plan.

W I T N E S S E T H

WHEREAS, pursuant to and under the CTI BioPharma Corp. Amended and Restated 2017 Equity Incentive Plan, as amended and restated (the “Plan”), the Corporation desires to grant to the Participant, effective as of the date hereof, the Option (as defined below), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1	Grant.

According to and subject to the terms and conditions of this Option Agreement and the Plan, which is incorporated herein by reference, the Corporation hereby grants to the Participant the option (the “Option”) to purchase all or any part of an aggregate of _________ shares of Common Stock (“Shares”) at the exercise price of $______ per Share (the “Exercise Price”). The Option will be treated as a Nonqualified Stock Option. A copy of the Plan is publicly available and has been filed with the U.S. Securities and Exchange Commission and will be furnished to the Participant upon the Participant’s request. The Exercise Price and the number of Shares covered by the Option are subject to adjustment under Section 7 of the Plan.

2	Vesting; Limits on Exercise.

The Option may be exercised, and the underlying Shares delivered upon exercise, only to the extent it is vested. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option as provided in this Option Agreement and the Plan. Notwithstanding the foregoing, no portion of the Option may be exercised for less than 100 Shares or such lesser number of Shares as remain exercisable. Fractional share interests shall be disregarded, but may be cumulated.

Subject to Sections 3 and 5 below, the Option shall vest and become exercisable in percentage installments of the aggregate number of Shares subject to the Option in accordance with the following schedule; provided, however, if the Participant is a member of the Board (a “Director”) and a Change in Control (as defined below) occurs, any portion of the Option that remains outstanding and unvested immediately prior to the Change in Control shall accelerate and become vested upon (or, to the extent necessary to give effect to the acceleration, immediately prior to) the Change in Control:

Date of Vesting	Portion of Shares with respect to which the Option is Vested/Exercisable

For purposes of the Option, a “Change in Control” shall be deemed to have occurred as of the first day after the Grant Date on which one or more of the following conditions shall have been satisfied:

(a) The acquisition by any individual, entity or group (a “Person”) (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then-outstanding Shares (the “Outstanding Shares”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the

Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections 2(c)(1), (2) and (3) below;

(b) Individuals who, as of the Grant Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Grant Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination: (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding Shares and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Shares and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership of 50% or more existed prior to the Business Combination, and (3) at least a majority of the of the Board or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control under clause (c) above.

3	Continuance of Employment/Service Required; No Employment/Service Commitment.

The Participant must not have had a Termination of Service (as defined below) on or before each applicable vesting date of the Option in order to vest in the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Service, as provided in Section 5 below.

The Option grant and the Participant’s participation in the Plan shall not create a right to continued employment or service with the Corporation or any Subsidiary nor shall it create a right to employment or be interpreted as forming an employment or services contract with the Corporation or any Subsidiary and shall not interfere with the ability of the Corporation or any Subsidiary, as applicable, to terminate the Participant’s employment or service relationship (if any) or affect the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation. Nothing in this Option Agreement, however, is intended to adversely affect any contractual right(s) of the Participant, independent of the Option grant and this Option Agreement, between the Participant and Corporation or any Subsidiary without his or her consent thereto.

For purposes of the Option, “Termination of Service” means (a) in the case of an employee, a cessation of the employee-employer relationship between the employee and the Corporation or one of its Subsidiaries for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability (as defined below) or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous reemployment by the Corporation or one of its Subsidiaries; (b) in the case of a consultant, a cessation of the service relationship between the consultant and the Corporation or one of its Subsidiaries for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Corporation or one of its Subsidiaries; and (c) in the case of a Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability or non-reelection to the Board. The determination of whether a Termination of Service has occurred shall be made by the Board or one or more committees appointed by the Board or another committee (the “Administrator”), in its sole discretion, in accordance with the terms of the Plan including, without limitation, Section 6 of the Plan.

Unless otherwise expressly provided by the Corporation, in the event that: (1) the Participant is, on the Grant Date, both an employee of the Corporation or one of its Subsidiaries and a Director, the determination of whether a Termination of Service has occurred with respect to the Participant shall be determined by reference to the date on which the Participant is no longer an employee of the Corporation or one of its Subsidiaries; and (2) in the event the Participant is, on the Grant Date, not an employee of the Corporation or one of its Subsidiaries and is both a Director and a consultant, the determination of whether a Termination of Service has occurred with respect to the Participant shall be determined by reference to the date on which the Participant is no longer a Director.

4	Method of Exercise of Option.

Any vested portion of the Option may be exercised by the Participant’s delivery of a written or electronic notice of exercise (in a form acceptable to the Corporation) to the Secretary of the Corporation (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the aggregate Exercise Price and any Tax-Related Items (as defined in Section 7 below).

The Exercise Price shall be payable to the Corporation by one or more following methods:

(a) by check;

(b) through irrevocable instructions from the Participant to the Corporation’s designated broker or other broker permitted by the Corporation to remit funds required to satisfy all or a portion of the Exercise Price to the Corporation under a broker-assisted cashless exercise; provided, however, that the Participant shall be permitted to engage an individual broker in connection with the cashless exercise contemplated under this Section 4(b) to the extent the Participant has adopted an arrangement that is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act (a “10b5-1 Trading Plan”) with respect to transactions involving the Option and/or Shares subject to the Option; or

(c) through such other method of exercise permitted by the Administrator, in its sole discretion, pursuant to Section 5.4 of the Plan.

As soon as practicable after receipt of the Participant’s written notice of exercise and full payment of the Exercise Price and any Tax-Related Items, the Corporation shall deliver to the Participant Share certificates (which may be in book entry form) representing the Shares underlying the exercised Option. No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Shares.

5	Early Termination of Option.

(a) Expiration Date. Subject to earlier termination as provided below in this Section 5, the Option will terminate on the 10th anniversary of the Grant Date (the “Expiration Date”).

(b) Possible Termination of Option upon Certain Corporate Events. The Option is subject to possible termination in connection with certain corporate events as provided in Section 7.2 of the Plan.

(c) Termination of Option upon the Participant’s Termination of Service. The Option, to the extent not vested on the date of the Participant’s Termination of Service (the “Termination Date”), shall terminate on such date and the Participant shall have no right to any unvested portion of the Option or any underlying Shares; provided, however, that if the Participant is a U.S. employee and is entitled to any accelerated vesting of the Option in connection with such Termination of Service pursuant to the express provisions of any employment agreement, service agreement, severance agreement or similar agreement between the Participant and the Corporation or any of its Subsidiaries then in effect (a “Service Agreement”), such accelerated vesting provisions shall apply. The Option, to the extent vested and outstanding on the Participant’s Termination of Service, will terminate (a) on the expiration of 12 months from the Termination Date if such Termination of Service is the result of the Participant’s death or Disability, or (b) three months from the Termination Date for any other reason. For these purposes, “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that if the Option is not an Incentive Stock Option, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 5(a).

6	Non-Transferability.

The Option may not be subject to sale, transfer, alienation, assignment, pledge, encumbrance, charge, hypothecation, or disposition other than by will or by the laws of descent and distribution, and the Option may only be exercised by the Participant during his or her lifetime.

7	Tax Withholding.

The Participant acknowledges that, regardless of any action taken by the Corporation or, if different, the Subsidiary employing or retaining the Participant, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Corporation or the Subsidiary employing or retaining the Participant. The Participant further acknowledges that the Corporation and/or the Subsidiary employing or retaining the Participant (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result except as otherwise expressly provided in the Option Agreement or any other agreement with the Participant. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Corporation and/or the Subsidiary employing or retaining the Participant (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Corporation and/or the Subsidiary employing or retaining the Participant to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Corporation and/or the Subsidiary employing or retaining the Participant, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by withholding from proceeds of the sale of Shares acquired at exercise of the Option either through:

•a voluntary sale by the Participant by providing irrevocable instructions to the Corporation’s designated broker to remit funds required to satisfy all or a portion of the Tax-Related Items to the Corporation and/or the Subsidiary employing or retaining the Participant under a broker-assisted cashless exercise program implemented by the Corporation in connection with the Plan; provided, however, that the Participant shall be permitted to engage an individual broker in connection with the cashless exercise to the extent the Participant has adopted a 10b5-1 Trading Plan with respect to transactions involving the Option and/or Shares subject to the Option; or

•through a mandatory sale arranged by the Corporation on the Participant’s behalf pursuant to this authorization (without further consent).

The Corporation may withhold or account for Tax-Related Items by considering the greatest withholding rates that may be utilized without creating adverse accounting treatment for the Corporation with respect to the Option, as determined by the Administrator. Finally, the Participant agrees to pay to the Corporation or the Subsidiary employing or retaining the Participant, including through withholding from the Participant’s wages or other cash compensation payable to the Participant by the Corporation and/or the Subsidiary employing or retaining the Participant, any amount of Tax-Related Items that the Corporation or the Subsidiary employing or retaining the Participant may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Corporation may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

8	Nature of Grant.

In accepting the grant of the Option, the Participant acknowledges, understands and agrees that:
(a) the Plan is established voluntarily by the Corporation, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Corporation at any time, to the extent permitted by the Plan;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c) all decisions with respect to future option or other grants of Awards, if any, will be at the sole discretion of the Corporation;

(d) the Participant is voluntarily participating in the Plan;

(e) the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;

(f) the Option and the Shares subject to the Option, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(g) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(h) for purposes of the Option, unless otherwise expressly provided in this Option Agreement or determined by the Corporation, the Participant’s right to vest in the Option under the Plan, if any, will terminate as of the Termination Date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Service Agreement, if any), and the Administrator shall have the exclusive discretion to determine the Termination Date for purposes of the Option grant (including whether the Participant may still be considered to be providing services while on a leave of absence); and

(i) unless otherwise provided in the Plan or by the Corporation in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Corporation’s Shares.

9	No Advice Regarding Grant.

The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Option (including, without limitation, to determine the tax consequences with respect to the Option and any Shares that may be acquired upon exercise of the Option) or to his or her participation in the Plan. Neither the Corporation nor any of its officers, Directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Option Agreement) or recommendation with respect to the Option or the Participant’s participation in the Plan.

10	Data Privacy.

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Corporation, the Participant’s employer and any Subsidiaries (“Data”) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Corporation, the Participant’s employer or any Subsidiary retaining the Participant may hold certain personal information about Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Corporation, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan. The Participant understands that Data may be transferred to the Administrator or any other possible recipients which may be assisting the Corporation (presently or in the future) with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant authorizes the Corporation, the Administrator and any other possible recipients which may assist the Corporation (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service and career with the Participant’s employer or the Subsidiary retaining the Participant will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Corporation may not be able to grant Options to the Participant or administer or maintain such Options. Therefore, Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s employer’s human resources representative or the Subsidiary retaining the Participant.

11	Insider Trading Restrictions/Market Abuse Laws.

The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., Options) under the Plan during such times as the Participant is considered to have “inside information” regarding the Corporation (as defined by the laws in the applicable jurisdictions, including the United States). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Corporation insider trading policy. The Participant is responsible for ensuring compliance with any applicable restrictions and is advised to consult his or her personal legal advisor on this matter.

12	Notices.

Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government or any equivalent non-United States postal office. Any such notice shall be given only when received, but if the Participant is no longer employed by or providing services to the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 12.

13	Plan.

The Option and all rights of the Participant under this Option Agreement are subject to the terms and conditions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Option Agreement. The Participant acknowledges having read and understanding the Plan, the prospectus for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.

14	Entire Agreement.

This Option Agreement and the Plan (and any Service Agreement as to any accelerated vesting right as contemplated by Section 5.3, but only as to such an accelerated vesting right) constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. In the event of any conflict between this Option Agreement, the Plan and Service Agreement (if any) in effect, the terms of the Plan shall control. Notwithstanding the foregoing, the treatment of the Option upon a Termination of Service and/or a Change in Control shall be as set forth in the Service Agreement (if any) in effect between the Corporation or any Subsidiary in the event of any conflict with the Plan or this Option Agreement.

The Plan may be amended, suspended or terminated pursuant to Section 8.6 of the Plan. This Option Agreement may be amended by the Administrator from time to time, provided that any such amendment must be in writing and signed by the Corporation. Except as otherwise provided in the Plan, any such amendment that materially and adversely affects the Participant’s rights under this Option Agreement requires the consent of the Participant in order to be effective with respect to the Option, provided that such consent shall not be required if the Administrator determines, in its sole and absolute discretion, that the amendment is required or advisable in order for the Corporation, the Plan or this Option to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

15	Effect of this Agreement.

Subject to the Corporation’s right to terminate the Option pursuant to Sections 7.2 and 8.6 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

16	Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, including through electronic transmission, each of which counterparts shall be deemed an original but all of which together shall constitute one and the same instrument.

17	Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

18	Governing Law; Venue.

This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder. For purposes of litigating any dispute that arises under this grant or the Option Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Washington, and agree that such litigation shall be conducted in the courts of King County, Washington, or the federal courts for the United States for the Western District of Washington, where this grant is made and/or to be performed.

19	Clawback Policy.

The Option is subject to the terms of any recoupment, clawback or similar policy of the Corporation as may be in effect from time to time, as well as any similar provisions of applicable law (in each case, without regard to whether any such policy or application law was implemented or promulgated, as applicable, after the date the Option was granted), any of which could in certain circumstances require forfeiture of the Option and repayment or forfeiture of any Shares or other cash or property received with respect to the Option (including any value received from a disposition of the Shares acquired upon exercise of the Option).

20	Electronic Delivery and Acceptance.

The Corporation may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation.

21	Severability.

The provisions of this Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

22	Imposition of Other Requirements.

Subject to Section 14 of this Option Agreement, the Corporation reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Corporation determines it is necessary or advisable for legal or administrative reasons and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

CTI BioPharma Corp.
a Delaware corporation

By: __________________________________
Name:
Title:

PARTICIPANT

__________________________________
Signature

__________________________________
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